Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST REPORTS FIRST QUARTER 2015 RESULTS

8.5% RevPAR Increase for All Hotels for the First Quarter

Hotel EBITDA Margin Increase of 163 basis points for All Hotels

Adjusted EBITDA Increased 12.3%

Adjusted Funds From Operations per Share Increased 20%

Completes Buyout of Remaining JV Interest in Highland Portfolio

DALLAS, May 7, 2015 —Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) today reported financial results and performance measures for the first quarter ended March 31, 2015.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the first quarter ended March 31, 2015, with the first quarter ended March 31, 2014 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for all Ashford Trust hotels increased 8.5% during the quarter

•                  RevPAR for all Ashford Trust hotels not under renovation increased 9.9% during the quarter

•                  Hotel EBITDA increased 12.7% for all hotels

•                  Hotel EBITDA Margin increased 163 basis points for all hotels

•                  Hotel EBITDA flow-through was 55% for all hotels

•                  Adjusted EBITDA increased $9.8 million or 12.3%

•                  Net income attributable to common stockholders for the Company was $313.0 million, or $3.12 per diluted share, compared with net loss attributable to common stockholders of $10.9 million, or $0.13 per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.30 per diluted share for the quarter as compared with $0.25 from the prior-year quarter representing an increase of 20%

•                  On January 5, 2015, the Company announced it had refinanced two mortgage loans with an outstanding balance of approximately $354 million with new loans totaling $478 million resulting in over $100 million of excess proceeds after closing costs and reserves

•                  On January 30, 2015, the Company announced it had priced a follow-on public offering of 9,500,000 shares of common stock at $10.65 per share.  The underwriter subsequently exercised its option in part and purchased an additional 1,029,450 shares from the Company.  In total, the Company issued 10,529,450 shares of common stock at $10.65 per share for net proceeds of $111.1 million.

•                  On February 9, 2015, the Company announced it had closed on the acquisition of the 168-room Lakeway Resort & Spa in Austin, TX for total consideration of $33.5 million ($199,000 per key)

•                  Subsequent to quarter end, on April 17, 2015, the Company closed a $25.1 million mortgage loan for the property

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AHT Reports First Quarter Results

May 7, 2015

•                  On February 26, 2015, the Company announced it had closed on the acquisition of the 232-room Marriott Memphis East hotel for total consideration of $43.5 million ($187,500 per key)

•                  The Company closed a $33.3 million mortgage loan for the property on March 25, 2015

•                  On March 9, 2015, the Company announced it had completed the acquisition of the remaining 28.26% ownership interest in the Highland Hospitality Portfolio from its joint venture partner, a value add fund managed by Prudential Real Estate Investors

•                  In connection with the transaction, the Company refinanced 24 of the 28 hotels in the Highland Portfolio with a new $1.07 billion non-recourse mortgage loan

•                  On March 11, 2015, the Company completed the sale of the 112-room Hampton Inn Terre Haute in Terre Haute, IN for $7.9 million ($70,500 per key)

•                  Subsequent to the end of the quarter, on April 29, 2015, the Company closed on the acquisition of the 124-room Hampton Inn & Suites in Gainesville, FL for total consideration of $25.3 million ($204,000 per key)

CAPITAL EXPENDITURES

•                  Capex invested in the quarter was $35.3 million

CAPITAL STRUCTURE

At March 31, 2015, the Company had total assets of $4.8 billion in continuing operations including the Highland Hospitality Portfolio which is now consolidated.  As of March 31, 2015, the Company had $3.4 billion of mortgage debt in continuing operations.  Ashford Trust’s total combined debt had a blended average interest rate of 4.99%.

On January 5, 2015, the Company announced it had refinanced two mortgage loans with an existing outstanding balance of approximately $354 million.  The two previous mortgage loans that were refinanced include: a $211 million Goldman Sachs Floater loan with a final maturity date in November 2017; and a $143 million Merrill Lynch 1 loan with a final maturity date in July 2015.  The new loans total $478 million and resulted in excess net proceeds of over $100 million after closing costs and reserves.

On January 30, 2015, the Company announced it had priced a follow-on public offering of 9,500,000 shares of common stock at $10.65 per share.  Settlement of the offering occurred on February 4, 2015, generating total net proceeds of $100.2 million.  The underwriter subsequently exercised its option in part and purchased an additional 1,029,450 shares from the Company.  In total, the Company issued 10,529,450 shares of common stock at $10.65 per share for net proceeds of $111.1 million.

On February 9, 2015, the Company announced it had closed on the acquisition of the 168-room Lakeway Resort & Spa for total consideration of $33.5 million ($199,000 per key), which represents an estimated forward 12-month cap rate of 8.7% on net operating income and an estimated 9.5x forward EBITDA multiple.  Subsequent to the acquisition’s completion, on April 17, 2015, the Company closed a $25.1 million mortgage loan on the property.  The new loan is interest only and provides for a floating interest rate of LIBOR + 5.10%.

On February 26, 2015, the Company announced it had closed on the acquisition of the 232-room Marriott Memphis East hotel for total consideration of $43.5 million ($187,500 per key), which represents an estimated forward 12-month cap rate of 8.6% on net operating income and an estimated 10.3x forward EBITDA multiple.  Subsequent to the acquisition’s completion, on March 25, 2015, the Company closed a $33.3 million mortgage loan on the property.  The new loan is interest only and provides for a floating interest rate of LIBOR + 4.95%.

On March 9, 2015, the Company announced it had completed the acquisition of the remaining 28.26% ownership interest in the Highland Hospitality Portfolio from its joint venture partner, a value add fund managed by Prudential Real Estate

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AHT Reports First Quarter Results

May 7, 2015

Investors, for a purchase price of $250.1 million (total transaction value of $1.735 billion or $215,000 per key) which was paid in cash and funded by the concurrent refinancing of 24 hotels in the portfolio as well as proceeds from the Company’s recent equity offering.  The 28-hotel Highland Hospitality Portfolio includes 19 full-service hotels and 9 select-service hotels with a concentration in major brands such as Hilton, Marriott, Hyatt and Starwood.  The new $1.07 billion non-recourse mortgage loan on the 24 hotels in the portfolio is interest only and provides for a floating interest rate of LIBOR + 4.39%.  The financing resulted in excess net proceeds of approximately $200 million after closing costs and reserves including the return to the Company of reserves held by the previous lender.

On March 11, 2015, the Company completed the sale of the 112-room Hampton Inn Terre Haute in Terre Haute, IN for $7.9 million ($70,500 per key). The sale, including anticipated capital expenditures, represented a trailing 12-month cap rate of 7.0% on net operating income and a trailing 14.4x EBITDA multiple.

On April 29, 2015, the Company closed on the acquisition of the 124-room Hampton Inn & Suites in Gainesville, FL for total consideration of $25.3 million ($204,000 per key), which represents an estimated  forward 12-month cap rate of 9.1% on net operating income and an estimated 9.9x forward EBITDA multiple.

PORTFOLIO REVPAR

As of March 31, 2015, the Ashford Trust Portfolio consisted of direct hotel investments with 116 properties classified in continuing operations.  During the first quarter of 2015, 107 of the Ashford Trust Portfolio hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the Ashford Trust Portfolio hotels in continuing operations on a pro forma total basis (all 116 hotels) and pro forma not under renovation basis (107 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 8.5% to $110.69 for all hotels on a 5.5% increase in ADR and a 2.8% increase in occupancy

•                  Pro forma RevPAR increased 9.9% to $111.77 for hotels not under renovation on a 5.9% increase in ADR and a 3.8% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Trust Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin.  The details of the quarterly calculations for the previous four quarters for the 116 Ashford Trust hotels are provided in the table attached to this release.

ASHFORD HOSPITALITY SELECT

On January 29, 2015, the Company announced a plan to form Ashford Hospitality Select (“Ashford Select”), a new privately-held company dedicated to investing primarily in premium-branded select-service hotels, including extended stay hotels in the U.S.  Ashford Select will be advised by Ashford Inc.  Upon the launch of this platform, Ashford Trust’s investment strategy will be revised to focus on full-service, premium-branded upscale, and upper-upscale hotels primarily located in major markets with RevPAR less than twice the national average.  Management is currently speaking with potential capital partners about this strategy and will either have Ashford Trust pursue the strategy itself and distribute the Ashford Select platform when it has reached

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AHT Reports First Quarter Results

May 7, 2015

scale, or Ashford Trust will team up with a capital source to purchase select-service assets and then distribute the Ashford Select platform.

COMMON STOCK DIVIDEND

On March 13, 2015, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the first quarter ending March 31, 2015, payable on April 15, 2015, to shareholders of record as of March 31, 2015.

“The first quarter of 2015 was another period of solid RevPAR and EBITDA growth for Ashford Trust driven largely by the continued success of our robust revenue initiatives.  With the revenue initiatives solidly in place and the positive industry fundamentals we are experiencing, we expect to be able to continue to drive solid results from these assets,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “Our management team remains very active in the market and took advantage of opportunities to complete several strategic acquisitions as well as over $1.6 billion of financings during the quarter.  We will continue to seek and pursue these types of opportunities to capitalize on favorable market dynamics to accretively add value to our portfolio.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, May 8, 2015, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (719) 325-2464.  A replay of the conference call will be available through Friday, May 15, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6009183.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2015 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, May 8, 2015, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or

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AHT Reports First Quarter Results

May 7, 2015

@MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of conditions to, or the completion of, the proposed launch of Ashford Select.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
Cash and cash equivalents	$355,727	$215,063
Marketable securities	72,427	63,217
Total cash, cash equivalents and marketable securities	428,154	278,280
Investments in hotel properties, net	3,953,983	2,128,611
Restricted cash	143,043	85,830
Accounts receivable, net of allowance of $417 and $241, respectively	52,512	22,399
Inventories	4,188	2,104
Note receivable, net of allowance of $7,416 and $7,522, respectively	3,599	3,553
Investment in Highland JV	—	144,784
Investment in Ashford Prime	54,613	54,907
Investment in Ashford Inc.	4,358	7,099
Deferred costs, net	36,514	12,588
Prepaid expenses	22,757	7,017
Derivative assets, net	917	182
Other assets	7,969	17,116
Intangible assets, net	15,045	—
Due from Ashford Prime, net	335	896
Due from affiliates	—	3,473
Due from related party, net	1,922	—
Due from third-party hotel managers	39,047	12,241
Total assets	$4,768,956	$2,781,080

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$3,387,623	$1,954,103
Accounts payable and accrued expenses	131,890	71,118
Dividends payable	23,346	21,889
Unfavorable management contract liabilities	4,836	5,330
Due to Ashford Inc., net	9,120	8,202
Due to related party, net	—	1,867
Due to third-party hotel managers	1,529	1,640
Intangible liabilities, net	27,262	—
Liabilities associated with marketable securities and other	12,771	6,201
Other liabilities	6,923	1,233
Total liabilities	3,605,300	2,071,583

Redeemable noncontrolling interests in operating partnership	165,590	177,064

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at March 31, 2015 and December 31, 2014	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at March 31, 2015 and December 31, 2014	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 101,078,531 and 89,439,624 shares outstanding at March 31, 2015 and December 31, 2014, respectively	1,249	1,249
Additional paid-in capital	1,801,656	1,706,274
Accumulated deficit	(696,787)	(1,050,323)
Treasury stock, at cost, 23,818,234 and 35,457,141 shares at March 31, 2015 and December 31, 2014, respectively	(108,985)	(125,725)
Total stockholders’ equity of the Company	997,291	531,633
Noncontrolling interest in consolidated entities	775	800
Total equity	998,066	532,433
Total liabilities and equity	$4,768,956	$2,781,080

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014

REVENUE
Rooms	$200,990	$156,997
Food and beverage	39,553	28,239
Other	8,832	6,366
Total hotel revenue	249,375	191,602
Advisory services revenue	—	2,194
Other	860	1,065
Total revenue	250,235	194,861

EXPENSES
Hotel operating expenses
Rooms	43,153	34,754
Food and beverage	26,280	19,323
Other expenses	74,782	58,274
Management fees	9,657	7,742
Total hotel operating expenses	153,872	120,093
Property taxes, insurance and other	11,594	9,589
Depreciation and amortization	37,864	26,152
Impairment charges	(106)	(101)
Transaction costs	499	—
Advisory services fee:
Base advisory fee	8,011	—
Advisory service fee - other services	1,385	—
Non-cash stock/unit-based compensation	171	—
Corporate, general and administrative:
Non-cash stock/unit-based compensation	—	4,488
Other general and administrative	4,840	8,247
Total operating expenses	218,130	168,468
OPERATING INCOME	32,105	26,393
Equity in loss of unconsolidated entities	(6,622)	(3,498)
Interest income	16	6
Gain on acquisition of Highland JV	381,835	—
Other income	4,330	1,277
Interest expense	(31,629)	(26,462)
Amortization of premiums and loan costs	(3,006)	(1,913)
Write-off of loan costs and exit fees	(4,767)	(2,028)
Unrealized gain (loss) on marketable securities	(1,802)	1
Unrealized loss on derivatives	(1,698)	(347)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	368,762	(6,571)
Income tax expense	(825)	(216)
INCOME (LOSS) FROM CONTINUING OPERATIONS	367,937	(6,787)
Income from discontinued operations	—	4
Gain (loss) on sale of hotel properties, net of tax	(1,130)	3,491
NET INCOME (LOSS)	366,807	(3,292)
Loss from consolidated entities attributable to noncontrolling interest	25	27
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	(45,336)	877
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	321,496	(2,388)
Preferred dividends	(8,490)	(8,490)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$313,006	$(10,878)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Income (loss) from continuing operations attributable to common stockholders	$3.25	$(0.13)
Income from discontinued operations attributable to common stockholders	—	—
Net income (loss) attributable to common stockholders	$3.25	$(0.13)
Weighted average common shares outstanding — basic	95,539	81,690

Diluted:
Income (loss) from continuing operations attributable to common stockholders	$3.12	$(0.13)
Income from discontinued operations attributable to common stockholders	—	—
Net income (loss) attributable to common stockholders	$3.12	$(0.13)
Weighted average common shares outstanding — diluted	113,912	81,690

Dividends declared per common share:	$0.12	$0.12

Amounts attributable to common stockholders:
Net income (loss) attributable to the Company	$321,496	$(2,391)
Income from discontinued operations, net of tax	—	3
Preferred dividends	(8,490)	(8,490)
Net income (loss) attributable to common stockholders	$313,006	$(10,878)

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net income (loss)	$366,807	$(3,292)
Loss from consolidated entities attributable to noncontrolling interest	25	27
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	(45,336)	877
Net income (loss) attributable to the Company	321,496	(2,388)
Interest income	(16)	(6)
Interest expense and amortization of premiums and loan costs	34,606	28,491
Depreciation and amortization	37,820	26,191
Income tax expense	825	228
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	45,336	(877)
Equity in loss of unconsolidated entities	6,622	3,498
Company’s portion of EBITDA of Ashford Inc.	(2,278)	—
Company’s portion of EBITDA of Ashford Prime	2,910	2,534
Company’s portion of EBITDA of Highland JV	11,982	20,575
EBITDA	459,303	78,246
Amortization of unfavorable management contract liabilities	(494)	(494)
Impairment charges	(106)	(101)
Gain on sale of hotel properties	(380,705)	(3,503)
Write-off of loan costs and exit fees	4,767	2,028
Other income (1)	(4,330)	(1,277)
Transaction, acquisition and management conversion costs	499	—
Transaction costs related to spin-offs	3,425	—
Legal judgment	24	—
Unrealized (gain) loss on marketable securities	1,802	(1)
Unrealized loss on derivatives	1,698	347
Dead deal costs	55	—
Non-cash stock/unit-based compensation	171	4,488
Company’s portion of adjustments to EBITDA of Ashford Inc.	3,324	—
Company’s portion of adjustments to EBITDA of Ashford Prime	(82)	314
Company’s portion of adjustments to EBITDA of Highland JV	—	(506)
Adjusted EBITDA	$89,351	$79,541

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net income (loss)	$366,807	$(3,292)
Loss from consolidated entities attributable to noncontrolling interest	25	27
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	(45,336)	877
Preferred dividends	(8,490)	(8,490)
Net income (loss) attributable to common stockholders	313,006	(10,878)
Depreciation and amortization on real estate	37,820	26,105
Gain on sale of hotel properties	(380,705)	(3,503)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	45,336	(877)
Equity in loss of unconsolidated entities	6,622	3,498
Company’s portion of FFO of Ashford Inc.	(2,747)	—
Company’s portion of FFO of Ashford Prime	1,452	785
Company’s portion of FFO of Highland JV	3,791	8,851
FFO available to common stockholders	24,575	23,981
Write-off of loan costs and exit fees	4,767	2,028
Impairment charges	(106)	(101)
Other income (1)	(4,330)	(1,277)
Legal judgment	24	—
Transaction, acquisition and management conversion costs	499	—
Transaction costs related to spin-offs	3,425	—
Unrealized (gain) loss on marketable securities	1,802	(1)
Unrealized loss on derivatives	1,698	347
Dead deal costs	55	—
Company’s portion of adjustments to FFO of Ashford Inc.	1,744	—
Company’s portion of adjustments to FFO of Ashford Prime	(148)	321
Company’s portion of adjustments to FFO of Highland JV	—	(506)
Adjusted FFO available to common stockholders	$34,005	$24,792
Adjusted FFO per diluted share available to common stockholders	$0.30	$0.25
Weighted average diluted shares	114,344	101,149

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

MARCH 31, 2015

(dollars in thousands)

(unaudited)

								Proforma	Proforma
			Fixed-Rate		Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt		Debt		Debt	EBITDA	Debt Yield

UBS 2 - 8 hotels	December 2015	5.70%	$92,203		$—		$92,203	$12,791	13.9%
Merrill 2 - 5 hotels	February 2016	5.53%	104,692		—		104,692	19,883	19.0%
Merrill 7 - 5 hotels	February 2016	5.53%	75,207		—		75,207	13,368	17.8%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—		200,000	(1)	200,000	21,444	10.7%
Morgan Stanley Pool A - 7 hotels	August 2016	LIBOR + 4.35%	—		301,000	(2)	301,000	31,460	10.5%
Morgan Stanley Pool B - 5 hotels	August 2016	LIBOR + 4.38%	—		62,900	(2)	62,900	6,732	10.7%
JPM Chase - 1 hotel	August 2016	LIBOR + 4.20%	—		37,500	(2)	37,500	5,857	15.6%
BAML Pool 1 & 2 - 8 hotels	January 2017	LIBOR + 4.95%			376,800	(3) (4)	376,800	40,253	10.7%
Cantor Commercial Real Estate - 1 hotel	April 2017	LIBOR + 4.95%			33,300	(5)	33,300	3,953	11.9%
Column Financial - 24 hotels	April 2017	LIBOR + 4.39%			1,070,560	(6)	1,070,560	106,093	9.9%
Wachovia 1 - 5 hotels	April 2017	5.95%	111,463		—		111,463	15,868	14.2%
Wachovia 2 - 7 hotels	April 2017	5.95%	121,940		—		121,940	15,570	12.8%
Wachovia 5 - 5 hotels	April 2017	5.95%	100,188		—		100,188	13,563	13.5%
Wachovia 6 - 5 hotels	April 2017	5.95%	152,447		—		152,447	16,773	11.0%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	99,343		—		99,343	14,724	14.8%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	108,646		—		108,646	23,035	21.2%
Omni American Bank - 1 hotel	July 2019	LIBOR + 3.75% (7)	—		5,524		5,524	837	15.2%
GACC Gateway - 1 hotel	November 2020	6.26%	99,509		—		99,509	15,395	15.5%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,636		—		10,636	1,516	14.3%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,288		—		7,288	1,173	16.1%
Key Bank Manchester CY - 1 hotel	May 2024	4.99%	6,819		—		6,819	933	13.7%
Morgan Stanley Pool C1 - 3 hotels	August 2024	5.20%	67,520		—		67,520	8,372	12.4%
Morgan Stanley Pool C2 - 2 hotels	August 2024	4.85%	12,500		—		12,500	1,990	15.9%
Morgan Stanley Pool C3 - 3 hotels	August 2024	4.90%	24,980		—		24,980	3,120	12.5%
BAML Pool 3 - 3 hotels	February 2025	4.45%	54,813	(3)			54,813	8,038	14.7%
BAML Pool 4 - 2 hotels	February 2025	4.45%	24,461	(3)			24,461	3,068	12.5%
BAML Pool 5 - 2 hotels	February 2025	4.45%	21,192	(3)			21,192	2,835	13.4%
Unencumbered hotels			—		—		—	3,085	N/A
			$1,295,847		$2,087,584		$3,383,431	$411,729	12.2%
Percentage			38.3%		61.7%		100.0%
Weighted average interest rate			5.45%		4.70%		4.99%

All indebtedness is non-recourse.

(1) This mortgage loan has three one-year extension options beginning February 2016, subject to satisfaction of certain conditions. The interest rate is subject to a LIBOR floor of 0.20%.

(2) This mortgage loan has three one-year extension options beginning August 2016, subject to satisfaction of certain conditions.

(3) On January 2, 2015, we refinanced our $145.3 million loan due July 2015 and our $211.0 million loan due November 2015 with a $376.8 million loan due January 2017 with an interest rate of LIBOR + 4.95%, a $54.8 million loan due February 2025 with a fixed interest rate of 4.45%, a $24.5 million loan due February 2025 with a fixed interest rate of 4.45%, and a $21.2 million loan due February 2025 with a fixed interest rate of 4.45%.

(4) This mortgage loan has three one-year extension options beginning January 2017, subject to satisfaction of certain conditions.

(5) This mortgage loan has three one-year extension options beginning April 2017, subject to satisfaction of certain conditions.

(6) On March 6, 2015, we refinanced our $907.5 million loan due March 2015 with a $1,070.6 million loan due April 2017 with four one-year extension options.  The new loan provides for an interest rate of LIBOR + 4.39%.

(7) The interest rate on this mortgage loan which closed in July 2014 is subject to a LIBOR floor of 0.25% and changes to a 4.00% fixed rate after 18 months.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

MARCH 31, 2015

(in thousands)

(unaudited)

	2015	2016	2017	2018	2019	Thereafter	Total
UBS 2 - 8 hotels	$90,680	$—	$—	$—	$—	$—	$90,680
Merrill 2 - 5 hotels	—	101,741	—	—	—	—	101,741
Merrill 7 - 5 hotels	—	73,086	—	—	—	—	73,086
Wachovia 1 - 5 hotels	—	—	107,351	—	—	—	107,351
Wachovia 2 - 7 hotels	—	—	117,441	—	—	—	117,441
Wachovia 5 - 5 hotels	—	—	96,491	—	—	—	96,491
Wachovia 6 - 5 hotels	—	—	146,823	—	—	—	146,823
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	94,226	—	—	94,226
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	103,106	—	—	103,106
Omni American Bank - 1 hotel	—	—	—	—	5,168	—	5,168
Morgan Stanley MIP - 5 hotels	—	—	—	—	200,000	—	200,000
Morgan Stanley Pool A - 7 hotels	—	—	—	—	301,000	—	301,000
Morgan Stanley Pool B - 5 hotels	—	—	—	—	62,900	—	62,900
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671
Morgan Stanley Pool C - 8 hotels	—	—	—	—	—	90,889	90,889
JPM Chase - 1 hotel	—	—	—	—	—	37,500	37,500
BAML Pool 1 & 2 - 8 hotels	—	—	—	—	—	376,800	376,800
BAML Pool 3 - 3 hotels	—	—	—	—	—	44,160	44,160
BAML Pool 4 - 2 hotels	—	—	—	—	—	19,707	19,707
BAML Pool 5 - 2 hotels	—	—	—	—	—	17,073	17,073
Cantor Commercial Real Estate - 1 hotel	—	—	—	—	—	33,300	33,300
Column Financial - 24 hotels	—	—	—	—	—	1,070,560	1,070,560
Principal due in future periods	$90,680	$174,827	$468,106	$197,332	$569,068	$1,800,773	$3,300,786
Scheduled amortization payments remaining	15,470	16,714	15,109	5,651	5,920	23,781	82,645
Total indebtedness	$106,150	$191,541	$483,215	$202,983	$574,988	$1,824,554	$3,383,431

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS - PRO FORMA

(unaudited)

	Three Months Ended
	March 31,
	2015	2014	% Variance

ALL HOTELS:
Room revenues (in thousands)	$254,843	$234,955	8.46%
RevPAR	$110.69	$102.04	8.48%
Occupancy	75.09%	73.06%	2.78%
ADR	$147.40	$139.68	5.53%

NOTES:

(1)         The above pro forma table assumes the 116 hotel properties included in the Company’s operations at March 31, 2015 were owned as of the beginning of each of the periods presented.

	Three Months Ended
	March 31,
	2015	2014	% Variance

ALL HOTELS NOT UNDER RENOVATION:
Room revenues (in thousands)	$231,922	$211,091	9.87%
RevPAR	$111.77	$101.72	9.88%
Occupancy	76.45%	73.65%	3.80%
ADR	$146.20	$138.12	5.85%

NOTES:

(1)         The above pro forma table assumes the 107 hotel properties included in the Company’s operations at March 31, 2015, but not under renovation for the three months ended March 31, 2015, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Crowne Plaza Beverly Hills, Embassy Suites Flagstaff, Hilton Minneapolis, Hilton Parsippany, Hyatt Regency Savannah, Marriott Bridgewater, Sheraton Bucks County, Westin Princeton

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 116 HOTELS INCLUDEDIN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THEBEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

116 Trust
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

1st Quarter 2015	32.03%
1st Quarter 2014	30.40%
Variance	1.63%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.30%
Food & Beverage and Other Departmental	0.63%
Administrative & General	0.20%
Sales & Marketing	0.13%
Hospitality	-0.01%
Repair & Maintenance	0.09%
Energy	0.25%
Franchise Fee	-0.02%
Management Fee	0.00%
Incentive Management Fee	-0.17%
Insurance	0.02%
Property Taxes	0.12%
Other Taxes	0.01%
Leases/Other	0.08%
Total	1.63%

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS:

	Three Months Ended
	March 31,
	2015	2014	% Variance
REVENUE
Rooms	$254,843	$234,955	8.5%
Food and beverage	60,366	60,084	0.5%
Other	11,234	10,074	11.5%
Total hotel revenue	326,443	305,113	7.0%

EXPENSES
Rooms	55,318	52,605	5.2%
Food and beverage	40,130	39,718	1.0%
Other direct	4,981	4,368	14.0%
Indirect	91,730	87,896	4.4%
Management fees, includes base and incentive fees	13,861	12,461	11.2%
Total hotel operating expenses	206,020	197,048	4.6%
Property taxes, insurance, and other	15,878	15,308	3.7%
HOTEL OPERATING PROFIT (Hotel EBITDA)	104,545	92,757	12.7%
Hotel EBITDA Margin	32.03%	30.40%	1.63%

Minority interest in earnings of consolidated joint ventures	55	39	41.0%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$104,490	$92,718	12.7%

NOTES:

(1)         The above pro forma table assumes the 116 hotel properties included in the Company’s operations at March 31, 2015 were owned as of the beginning of each of the periods presented.

ALL HOTELS NOT UNDER RENOVATION:

	Three Months Ended
	March 31,
	2015	2014	% Variance
REVENUE
Rooms	$231,922	$211,091	9.9%
Food and beverage	52,429	50,708	3.4%
Other	10,079	8,712	15.7%
Total hotel revenue	294,430	270,511	8.8%

EXPENSES
Rooms	50,046	47,222	6.0%
Food and beverage	34,685	33,700	2.9%
Other direct	4,677	4,035	15.9%
Indirect	81,390	77,509	5.0%
Management fees, includes base and incentive fees	12,737	11,135	14.4%
Total hotel operating expenses	183,535	173,601	5.7%
Property taxes, insurance, and other	13,919	13,481	3.2%
HOTEL OPERATING PROFIT (Hotel EBITDA)	96,976	83,429	16.2%
Hotel EBITDA Margin	32.94%	30.84%	2.10%

Minority interest in earnings of consolidated joint ventures	55	39	41.0%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$96,921	$83,390	16.2%

NOTES:

(1)         The above pro forma table assumes the 107 hotel properties included in the Company’s operations at March 31, 2015, but not under renovation for the three months ended March 31, 2015, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation: Courtyard Boston Downtown, Crowne Plaza Beverly Hills, Embassy Suites Flagstaff, Hilton Minneapolis, Hilton Parsippany, Hyatt Regency Savannah, Marriott Bridgewater, Sheraton Bucks County, Westin Princeton

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 116 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2015	2014	2014	2014
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM

Total Hotel Revenue	$326,442	$305,457	$323,827	$340,620	$1,296,346
Hotel EBITDA	$104,545	$90,156	$100,654	$115,631	$410,987
Hotel EBITDA Margin	32.03%	29.52%	31.08%	33.95%	31.70%

EBITDA % of Total TTM	25.4%	21.9%	24.5%	28.1%	100.0%

JV Interests in EBITDA	$55	$74	$105	$83	$316

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Region	Hotels	Rooms	2015	2014	% Change

Atlanta, GA Area	9	1,693	$109.06	$96.21	13.4%
Boston, MA Area	2	705	$130.95	$103.16	26.9%
Dallas / Ft. Worth Area	7	1,518	$114.96	$105.65	8.8%
Houston, TX Area	3	692	$112.36	$111.17	1.1%
Los Angeles, CA Metro Area	8	1,901	$117.25	$113.95	2.9%
Miami, FL Metro Area	3	584	$181.28	$160.89	12.7%
Minneapolis - St. Paul, MN-WI Area	2	520	$85.25	$87.07	-2.1%
New York / New Jersey Metro Area	7	1,887	$93.66	$95.40	-1.8%
Orlando, FL Area	6	1,834	$109.71	$97.50	12.5%
Philadelphia, PA Area	3	648	$72.67	$80.94	-10.2%
San Diego, CA Area	2	410	$104.70	$93.59	11.9%
San Francisco - Oakland, CA Metro Area	6	1,368	$138.49	$112.77	22.8%
Tampa, FL Area	3	680	$128.82	$122.16	5.5%
Other Areas	45	8,673	$104.62	$95.83	9.2%

Total Portfolio	116	25,579	$110.69	$102.04	8.5%

NOTES:

(1)         The above pro forma table presents the 116 hotel properties included in the Company’s operations at March 31, 2015 as if these hotels were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(unaudited)

			Three Months Ended
			March 31,
Region	Number of Hotels	Number of Rooms	2015	% of Total	2014	% of Total	% Change

Atlanta, GA Area	9	1,693	$6,456	6.2%	$5,847	6.3%	10.4%
Boston, MA Area	2	705	2,514	2.4%	1,320	1.4%	90.5%
Dallas / Ft. Worth Area	7	1,518	7,551	7.2%	6,310	6.8%	19.7%
Houston, TX Area	3	692	3,622	3.5%	3,447	3.7%	5.1%
Los Angeles, CA Metro Area	8	1,901	9,134	8.7%	8,917	9.6%	2.4%
Miami, FL Metro Area	3	584	5,055	4.8%	4,390	4.7%	15.1%
Minneapolis - St. Paul, MN-WI Area	2	520	1,476	1.4%	1,612	1.7%	-8.4%
New York / New Jersey Metro Area	7	1,887	5,500	5.3%	6,548	7.1%	-16.0%
Orlando, FL Area	6	1,834	7,476	7.2%	6,259	6.7%	19.4%
Philadelphia, PA Area	3	648	769	0.7%	1,193	1.3%	-35.5%
San Diego, CA Area	2	410	1,455	1.4%	1,150	1.2%	26.5%
San Francisco - Oakland, CA Metro Area	6	1,368	7,653	7.3%	5,353	5.8%	43.0%
Tampa, FL Area	3	680	3,898	3.7%	3,573	3.9%	9.1%
Washington DC - MD - VA Area	10	2,466	9,314	8.9%	8,980	9.7%	3.7%
Other Areas	45	8,673	32,675	31.3%	27,856	30.0%	17.3%

Total Portfolio	116	25,579	$104,549	100.0%	$92,757	100.0%	12.7%

NOTES:

(1)         The above pro forma table presents the 116 hotel properties included in the Company’s operations at March 31, 2015 as if these hotels were owned as of the beginning of each of the periods presented.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

MARCH 31, 2015

(in thousands except share price)

(unaudited)

March 31,
2015
End of quarter diluted shares outstanding	101,079
Partnership units outstanding (common share equivalents)*	18,860
Combined diluted shares and partnership units outstanding	119,939
Common stock price at quarter end	$9.62
Market capitalization at quarter end	$1,153,810
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date	$3,383,431
Joint venture partner’s share of consolidated debt	$(2,116)
Net working capital (see below)	$(663,969)
Total enterprise value (TEV)	$4,265,054

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$16.77
Market value of Ashford Prime investment	$83,479

Ashford Inc. Investment:
Common stock owned at end of quarter	598
Common stock price at quarter end	$118.76
Market value of Ashford Inc. investment	$71,038

Cash & cash equivalents	$355,641
Marketable securities, net	60,159
Restricted cash	142,811
Accounts receivable, net	52,490
Prepaid expenses	22,734
Due from affiliates, net	(6,771)
Due from 3rd party hotel managers, net	37,524
Market value of Ashford Prime investment	83,479
Market value of Ashford Inc. investment	71,038
Total current assets	$819,104

Accounts payable, net & accrued expenses	$131,789
Dividends payable	23,346
Total current liabilities	$155,135

Net working capital**	$663,969

* Total units outstanding = 20.35 million; Impacted by current conversion factor.

** Calculation only includes the Company’s 85% interest in the Interstate joint venture.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ANTICIPATED CAPITAL EXPENDITURES CALENDAR (a)

		2015
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Estimated	Estimated	Estimated
Hilton Parsippany	354	x	x	x	x
Courtyard Boston Downtown	315	x	x	x
Crowne Plaza Beverly Hills	258	x	x	x
Hilton Minneapolis	300	x	x	x
Embassy Suites Flagstaff	119	x	x
Sheraton Bucks County	186	x	x
Westin Princeton	296	x	x
Hyatt Regency Savannah	351	x	x
Marriott Bridgewater	347	x
Residence Inn Las Vegas	256		x	x	x
Courtyard Palm Desert	151		x	x
Courtyard Scottsdale	180		x	x
Embassy Suites Palm Beach Gardens	160		x	x
Hampton Inn Parsippany	152		x	x
Hilton Santa Fe	158		x	x
Hilton St Petersburg	333		x	x
Historic Inns of Annapolis	124		x	x
Residence Inn Hartford	96		x	x
Sheraton Minnetonka	220		x	x
SpringHill Suites BWI	133		x	x
Courtyard Alpharetta	154			x	x
Courtyard Overland Park	168			x	x
Fairfield Inn Lake Buena Vista	388			x	x
Courtyard Foothill Ranch Irvine	156				x
Courtyard Oakland Airport	156				x
Embassy Suites Austin	150				x
Embassy Suites Dulles	150				x
Embassy Suites Houston	150				x
Hilton Fort Worth	294				x
Renaissance Nashville	673				x
Residence Inn Evansville	78				x
Residence Inn Fairfax	159				x
SpringHill Suites Gaithersburg	162				x
The Churchill	173				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2015 are included in this table.